                                  LANGER, INC.
                            2005 STOCK INCENTIVE PLAN
                             STOCK OPTION AGREEMENT

                  STOCK OPTION AGREEMENT (the "Agreement") made as of this 8th day of November, 2005, by and between Langer, Inc., a Delaware corporation, having its principal office at 450 Commack Road, Deer Park, New York 11729-4510
(the "Company"), and Warren B. Kanders, an individual residing in Greenwich, CT
(the "Optionee"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Company's 2005 Stock Incentive Plan.

                  WHEREAS, the Company has heretofore adopted the Langer, Inc.
2005 Stock Incentive Plan (the "Plan") for the benefit of certain employees, officers, directors, consultants, independent contractors and advisors of the
Company or Subsidiaries of the Company, which Plan has been approved by the
Company's stockholders; and

                  WHEREAS, the Company and the Optionee desire to enter into this Agreement which amends, supercedes, replaces and cancels the Stock Option
Agreement made as of November 12, 2004 by and between the Company and the
Optionee;

                  NOW, THEREFORE, the parties agree as follows:

         1.    OPTION GRANT. Subject to the provisions hereinafter set forth and the terms and conditions of the Plan, the Company hereby grants to the Optionee, as of November 12, 2004 (the "Grant Date"), the right, privilege and option (the
"Option") to purchase all or any part of an aggregate of 240,000 shares (the
"Shares") of common stock of the Company, par value $0.02 per share (the "Common
Stock"), such number being subject to adjustment as provided in the Plan. This
Option is not intended to qualify as an "incentive stock option" ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the
"Code").

         2.    EXERCISE PRICE. Subject to adjustment as provided in the Plan, the purchase price per Share of Common Stock as to which this Option is exercised (the "Exercise Price") shall be $7.50, the Fair Market Value of such
Shares on the Grant Date.

         3.    EXERCISE OF OPTION. The term of the Option shall be for a period of ten (10) years from the Grant Date and shall expire without further action being taken at 5:00 p.m., November 12, 2014, subject to earlier termination as provided in Section 5 hereof (the "Expiration Date"). The Option may be exercised at any time, or from time to time, prior to the Expiration Date (or such additional period as may be permitted under the Plan) as to any part or all of the Shares covered by the Option, pursuant to the vesting schedule contained in Section 4.1 hereof; provided, however, that the Option may not be exercised as to less than one hundred (100) shares, unless it is exercised as to all
Shares as to which this Option is then exercisable.

                                       3

4.       VESTING AND LOCKUP RELEASE SCHEDULE.
         ------------------------------------

         4.1   Vesting Date. The Shares into which this Option is exercisable shall vest in accordance with the following schedule:

                                                      NUMBER OF             NUMBER OF           TOTAL NUMBER
                    VESTING DATE                         ISOS             NON-QUALIFIED           OF SHARES
                -------------------------------    ----------------    -----------------       --------------

                November 12, 2005                         0                       80,000              80,000
                November 12, 2006                         0                       80,000              80,000
                November 12, 2007                         0                       80,000              80,000

         4.2   Shares  that are vested  pursuant  to the  schedule  set forth in
Section 4.1 hereof are "Vested Shares."

         4.3   (a)    Notwithstanding the foregoing or any contrary or
inconsistent provision of this Agreement, the Option shall vest in full and become immediately exercisable, not later than immediately prior to the effective date of any Change-of-Control Event (as hereinafter defined). The
Company hereby undertakes to give the Optionee notice of any Change of Control
Event within five (5) days thereof.

               (b)    For purposes of this Agreement, Change-of-Control Event"
means the occurrence of any one or more of the following events: (i) there shall have been a change in a majority of the Board of Directors of the Company within twelve (12) month period, unless the appointment of a director or the nomination for election by the Company's stockholders of each new director was approved by the vote of a majority of the directors then still in office who were in office at the beginning of such twelve (12) month period, or (ii) the Company shall have been sold by either (A) a sale of all or substantially all its assets, or
(B) a merger or consolidation, other than any merger or consolidation pursuant to which the Company acquires another entity, or (C) a tender offer, whether solicited or unsolicited.

         4.4   Notwithstanding the vesting schedule set forth in Section
4.1 hereof, such vesting schedule may be accelerated by the Board of Directors or the Compensation Committee of the Board of Directors (the "Committee") in
their sole decision.

5.       TERMINATION.
         ------------

         5.1   Termination for Any Reason Except Death, Disability or
Cause. If the consulting agreement dated November 12, 2004 between the Optionee and the Company (the "Consulting Agreement" is terminated for any reason
(including if the Optionee voluntarily terminates such agreement) other than for cause (as such term is used in the Consulting Agreement), or if the principal stockholder of the Optionee ceases to serve as a director of the Company for any reason other than such principal stockholder's death, disability or removal for cause, then this Option, to the extent (and only to the extent) that it is vested in accordance with the schedule set forth in Section 4.1 hereof on the effective date of any such termination (the "Termination Date"), may be exercised by Optionee no later than three (3) months after the Termination Date, or such longer time period not exceeding five (5) years as may be determined by the Committee, but in any event no later than the Expiration Date.

         5.2   Termination Because of Death or Disability. If the
principal stockholder of the Optionee ceases to serve as a director of the
Company and Chairman of the Board of Directors on account of death or permanent disability, then this Option, to the extent that it is vested in accordance with the schedule set forth in Section 4.1 hereof on the Termination Date, may be exercised by Optionee no later than twelve (12) months after the Termination
Date (or such longer time period not exceeding five (5) years as may be determined by the Committee), but in any event no later than the Expiration
Date.

         5.3   Termination for Cause. If the Consulting Agreement is
terminated for cause, or if the principal stockholder of the Optionee is removed as a director of the Company for cause, the Optionee shall not be entitled to exercise any Option with respect to any Shares whatsoever, after such termination of service. In making any determination with respect to termination of the Consulting Agreement for cause, or removal of the principal stockholder of the Optionee from the Board of Directors for cause, the Board of Directors shall give the Optionee or principal stockholder of the Optionee, as applicable, an opportunity to present to the Committee evidence on its/his behalf. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Optionee that the
Optionee's service is terminated, or that the principal stockholder of the
Optionee of the Board of Directors has been removed for cause, as applicable.

         5.4   No Obligation to Employ. NOTHING IN THIS AGREEMENT SHALL
CONFER ON OPTIONEE ANY RIGHT TO CONTINUE AS A CONSULTANT TO THE COMPANY OR ANY
SUBSIDIARY OF THE COMPANY, NOR CONFER ON THE PRINCIPAL STOCKHOLDER OF THE
OPTIONEE ANY RIGHT TO SERVE ON THE BOARD OF DIRECTORS OF THE COMPANY OR ANY
SUBSIDIARY OF THE COMPANY, OR LIMIT IN ANY WAY THE RIGHT OF THE COMPANY OR ANY
AFFILIATE OR SUBSIDIARY OF THE COMPANY TO TERMINATE THE CONSULTING AGREEMENT OR
REMOVE THE PRINCIPAL STOCKHOLDER FROM THE BOARD OF DIRECTORS, WITH OR WITHOUT
CAUSE. THIS AGREEMENT DOES NOT CONSTITUTE A RETAINER OF THE OPTIONEE OR ITS
PRINCIPAL STOCKHOLDER OR ANY OTHER AFFILIATE OF THE OPTIONEE. THIS AGREEMENT
DOES NOT GUARANTEE ENGAGEMENT OF THE CONSULTANT FOR THE LENGTH OF TIME OF THE
VESTING SCHEDULE SET FORTH IN ARTICLE 4 HEREOF OR FOR ANY PORTION THEREOF.

6.       MANNER OF EXERCISE.

         6.1   Stock Option Exercise Procedures. To exercise this Option,
Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must follow such exercise procedures as may be established by the Committee from time to time in its sole discretion. Such procedures may include requiring that the Optionee provide certain information including, inter alia, Optionee's election to exercise this Option, the number of Shares being purchased, any restrictions imposed on the Shares and any representations, warranties and agreements regarding Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Optionee exercises this Option, then such person may be required to submit documentation reasonably acceptable to the Company that such person has the right to exercise this Option.

         6.2   Limitations on Exercise. This Option may not be exercised
unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise.

         6.3   Payment. An exercise of this Option shall be accompanied
by full payment of the aggregate Exercise Price for the Shares being purchased
(a) in cash (by check), or (b) provided that a public market for the Company's stock exists: (1) through a "same day sale" commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers
(an "NASD Dealer") whereby Optionee irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased to pay for the aggregate
Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the aggregate Exercise Price directly to the Company; or
(2) through a "margin" commitment from Optionee and an NASD Dealer whereby
Optionee irrevocably elects to exercise this Option and to

pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the aggregate Exercise
Price, and whereby the NASD Dealer irrevocably commits upon receipt of such
Shares to forward the aggregate Exercise Price directly to the Company.
Notwithstanding the foregoing, the Board of Directors or the Committee, in their sole discretion, may allow for the full payment of the aggregate Exercise Price for the Shares being purchased to be made by any other method which is in accordance with the provisions of the Plan.

         6.4   Tax Withholding. Prior to the issuance of the Shares upon
exercise of this Option, Optionee must pay or provide for any applicable federal or state withholding obligations of the Company. If the Committee permits,
Optionee may provide for payment of withholding taxes upon exercise of this
Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld determined on the date that the amount of tax to be withheld is to be determined. In such case, the Company shall issue the net number of Shares to the Optionee by deducting the Shares retained from the Shares issuable upon exercise.

         6.5   Issuance of Shares. Provided that both the exercise
procedures established by the Committee and payment are in manner, form and substance satisfactory to the Company, and upon the Company's request to counsel for the Company, the Company shall issue the Shares registered in the name of
Optionee, Optionee's authorized assignee, or Optionee's legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

         7.    COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of this Option and the issuance and transfer of Shares to the Optionee shall be subject to compliance by the Company and Optionee with (i) all applicable requirements of federal and state securities laws, (ii) all applicable requirements of any stock exchange on which the Company's Common Stock may be listed and (iii) any applicable policy of the Company regarding the trading of securities of the
Company, each at the time of such issuance and transfer. Optionee understands that the Company is under no obligation to register or qualify the Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.

         8.    NONTRANSFERABILITY OF OPTION. This Option may not be transferred in any manner other than transfers by will or by the laws of descent and distribution or to members of the Optionee's immediate family, to trusts solely for the benefit of such immediate family members and to partnerships or limited liability companies in which such family members and/or trusts are the only partners or members, as the case may be. For this purpose, "immediate family"
means the Optionee's spouse, parents, children, stepchildren, grandchildren and legal dependants. Any transfer of Options made under this provision will not be effective until notice of such transfer is delivered to the Company. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Optionee.

         9.    PRIVILEGES OF STOCK OWNERSHIP. Optionee shall not have any of the rights of a stockholder with respect to any Shares until the Shares are issued to Optionee.

         10.   INTERPRETATION. Any dispute regarding the interpretation of this
Agreement shall be submitted by Optionee or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Optionee.

         11.   ENTIRE AGREEMENT. The Plan is incorporated herein by reference.
This Agreement and the Plan and any exercise procedures as may be established by the Committee constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.

         12.   NOTICES. Any notice required to be given or delivered to the
Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery;
three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.

         13.   SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon
Optionee and Optionee's heirs, executors, administrators, legal representatives, successors and assigns.

         14.   GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to agreements made and to be performed entirely within such state, other than conflict of laws principles thereof directing the application of any law other than that of
Delaware.

         15.   ACCEPTANCE. Optionee hereby acknowledges receipt of a copy of the
Plan and this Agreement. Optionee has read and understands the terms and provisions of the Plan, and accepts this Option subject to all the terms and conditions of the Plan and this Agreement. This Option is subject to, and the
Company and the Optionee agree to be bound by, all of the terms and conditions of the Plan under which this Option was granted, as the same shall have been amended, restated or otherwise modified from time to time in accordance with the terms thereof. Pursuant to said Plan, the Board of Directors of the Company, or the Committee is vested with final authority to interpret and construe the Plan and this Option, and its present form is available for inspection during the business hours by the Optionee or other persons entitled to exercise this Option at the Company's principal office. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the
Shares and that the Company has advised Optionee to consult a tax advisor prior to such exercise or disposition.

         16.   COVENANTS OF THE OPTIONEE

               The Optionee agrees (and for any heir, executor, administrator, legal representative, successor, or assignee hereby agrees), as a condition upon exercise of the Option granted hereunder:

               (a)    Upon the request of the Committee, to execute and deliver
a certificate, in form satisfactory to the Committee, certifying that the Shares being acquired upon exercise of the Option are for such person's own account for investment only and not with any view to or present intention to resell or distribute the same. The Optionee hereby agrees that the Company shall have no obligation to deliver the Shares issuable upon exercise of the Option unless and until such certificate shall be executed and delivered to the Company by the
Optionee or any successor.

               (b)    Upon the request of the Committee, to execute and deliver
a certificate, in form satisfactory to the Committee, certifying that any subsequent resale or distribution of the Shares by the Optionee shall be made only pursuant to either (i) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which
Registration Statement has become effective and is current with regard to the
Shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Optionee shall, prior to any offer of sale or sale of such Shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the

Company, as to the application of such exemption thereto. The foregoing restriction contained in this subparagraph (b) shall not apply to (i) issuances by the Company so long as the Shares being issued are registered under the
Securities Act and a prospectus in respect thereof is current, or (ii)
re-offerings of Shares by Affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the
Shares being re-offered are registered under the Securities Act and a prospectus in respect thereof is current.

               (c)    That certificates evidencing Shares purchased upon
exercise of the Option shall bear a legend, in form satisfactory to counsel for the Company, manifesting the investment intent and resale restrictions of the
Optionee described in this Section.

               (d)    That upon exercise of the Option granted hereby, or upon
sale of the Shares purchased upon exercise of the Option, as the case may be, the Company shall have the right to require the Optionee to remit to the
Company, or in lieu thereof, the Company may deduct, an amount of shares or cash sufficient to satisfy federal, state or local withholding tax requirements, if any, prior to the delivery of any certificate for such Shares or thereafter, as appropriate.

         17.   OBLIGATIONS OF THE COMPANY

               17.1    Upon the exercise of this Option in whole or in part, the
Company shall cause the purchased Shares to be issued only when it shall have received the full payment of the aggregate Exercise Price in accordance with the terms of this Agreement.

               17.2    The Company shall cause certificates for the Shares as to
which the Option shall have been exercised to be registered in the name of the person or persons exercising the Option, which certificates shall be delivered by the Company to the Optionee only against payment of the full Exercise Price in accordance with the terms of this Agreement for the portion of the Option exercised.

               17.3    In the event that the Optionee shall exercise this Option
with respect to less than all of the Shares of Common Stock that may be purchased under the terms hereof, the Company shall issue to the Optionee a new
Option, duly executed by the Company and the Optionee, in form and substance identical to this Option, for the balance of Shares of Common Stock then issuable pursuant to the terms of this Option.

               17.4    Notwithstanding anything to the contrary contained
herein, neither the Company nor its transfer agent shall be required to issue any fraction of a Share of Common Stock in connection with the exercise of this
Option, and the Company shall, upon exercise of this Option in whole or in part, issue the largest number of whole Shares of Common Stock to which this Option is entitled upon such full or partial exercise and shall return to the Optionee the amount of the aggregate Exercise Price paid by the Optionee in respect of any fractional Share.

               17.5    The Company may endorse such legend or legends upon the
certificates for Shares issued to the Optionee pursuant to the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such
Shares as, in its discretion, it determines to be necessary or appropriate to:
(i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act; (ii) implement the provisions of the Plan and any agreement between the Company and the Optionee with respect to such
Shares; or (iii) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an incentive stock option granted pursuant to this
Agreement and under the Plan.

               17.6    The Company shall pay all issue or transfer taxes with
respect to the issuance or transfer of Shares to the Optionee, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses

which may be necessitated by the filing or amending of a Registration Statement under the Securities Act, which fees and expenses shall be borne by the
Optionee, unless such Registration Statement under the Securities Act has been filed by the Company for its own corporate purposes (and the Company so states)
in which event the Optionee shall bear only such fees and expenses as are attributable solely to the inclusion of the Shares he or she receives in the
Registration Statement.

               17.7    All Shares issued following exercise of the Option and
the payment of the Exercise Price in accordance with the terms of this Agreement therefore shall be fully paid and non-assessable to the extent permitted by law.

         18.   MISCELLANEOUS

               18.1    If the Optionee loses this Agreement representing the
Option granted hereunder, or if this Agreement is stolen or destroyed, the
Company shall, subject to such reasonable terms as to indemnity as the
Committee, in its sole discretion shall require, enter into a new option agreement pursuant to which the Company shall issue a new Option, in form and substance identical to this Option, and in substitution for, the Option so lost, stolen or destroyed, and in the event this Agreement representing the Option shall be mutilated, the Company shall, upon the surrender hereof, enter into a new option agreement pursuant to which the Company shall issue a new Option, in form and substance identical to this Option, and in substitution for, the Option so mutilated.

               18.2    This Agreement cannot be amended, supplemented or
changed, and no provision hereof can be waived, except by a written instrument making specific reference to this Agreement and signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.
A waiver of any right derived hereunder by the Optionee shall not be deemed a waiver of any other right derived hereunder.

               18.3    This Agreement may be executed in any number of
counterparts, but all counterparts will together constitute but one agreement.

               18.4    In the event of a conflict between the terms and
conditions of this Agreement and the Plan, the terms and conditions of the Plan shall govern.

               18.5    Any dispute regarding the interpretation of this
Agreement shall be submitted by Optionee or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Optionee.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Optionee has executed this Agreement in duplicate as of the date first above written.

                                             LANGER, INC.

                                             By:
                                                -------------------------------
                                                Name:
                                                Title:

                                             OPTIONEE:

                                             KANDERS & COMPANY, INC.

                                             By:
                                                -------------------------------
                                                  Warren B. Kanders, President